UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2011

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Signature

Item 5.07                           Submission of Matters to a Vote of Security Holders.

Golden Minerals Company (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Meeting”) on May 19, 2011 in Golden, Colorado.  Of the 14,777,817 shares of common stock outstanding and entitled to vote as of the record date, 12,259,934 shares (82.96%) were present or represented by proxy at the Meeting.  The Company’s stockholders approved all of the nominees and proposals.  Specifically, the Company’s stockholders approved the election of Jeffrey G. Clevenger, W. Durand Eppler, Ian Masterton-Hume, Kevin R. Morano, Terry M. Palmer, and David H. Watkins as directors of the Company to hold office until the 2012 annual meeting of stockholders or until their successors are elected, and the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The results of the voting on the matters submitted to the stockholders were as follows:

1. Election of six (6) directors to hold office until the 2012 annual meeting of stockholders or until their successors are elected.

Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey G. Clevenger	7,199,941	934,677	4,125,316
W. Durand Eppler	8,031,093	103,525	4,125,316
Ian Masterton-Hume	7,695,351	439,267	4,125,316
Kevin R. Morano	7,694,244	440,374	4,125,316
Terry M. Palmer	8,128,171	6,477	4,125,316
David H. Watkins	5,768,519	2,366,099	4,125,316

2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstentions
12,253,928	2,949	3,057

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 23, 2011

Golden Minerals Company

By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President and Chief Financial Officer